CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed registration statement file nos. 333-57059, 333-56605, 333-33569, 333-72873 and
333-84421.


                                             Arthur Andersen LLP

Philadelphia, Pa.
  September 28, 1999